EXHIBIT 5.1

                            DUNCAN, BLUM & ASSOCIATES
                                ATTORNEYS AT LAW
                             cduncan@sprintmail.com

Carl N. Duncan                                                    David E. Blum
5718 Tanglewood Drive                                 1863 Kalorama Road,  N.W.
Bethesda, Maryland 20817                                 Washington, D.C. 20009
(301) 263-0200                                                   (202) 232-6220
(301) 263-0300 (Fax)                                       (202) 232-7891 (Fax)

                                  May 17, 2001


BioQuest International, Inc.
11217 Silverleaf Drive
Fairfax Station, Virginia  22039


Re:      Registration Statement on Form SB-2
         Relating to the BioQuest International, Inc.
         Offer and Sale of 1,000,000 Shares of Common Stock

Ladies and Gentlemen:

         Since June 8, 2000, this firm has acted as securities counsel for BioQuest International, Inc. a Virginia corporation organized under the Virginia General Corporate Law, in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of common stock, pursuant to the referenced Registration Statement.

         You have requested our opinion regarding the legality of the shares registered pursuant to the Registration Statement on Form SB-2. We have examined originals or copies, certified to our satisfaction, of such records, agreements and other instruments of BioQuest, certificates or public officials, certificates of the officers or other representatives of BioQuest, and other documents, as we have deemed necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon written certifications of officers and references, including (but not limited to) statements contained in the Registration Statement.

         Our opinions, insofar as they address issues of Virginia law, are based upon our review of (i) all pertinent records of BioQuest, including a certified copy of BioQuest's November 4, 1999 Articles of Incorporation and September 11, 2000 Articles of Amendment thereto; (ii) the Virginia Constitution and General Corporate Law; and (iii) reported judicial decisions interpreting this authority. Subject to the foregoing, we do not express our opinion herein concerning any law other than the federal laws of the United States.

         We have assumed the genuineness of all signatures on documents reviewed by or presented to us, the legal capacity of natural persons, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon the foregoing, we are of the opinion that:

1. The Company is a duly organized, validly existing corporation under the laws of Virginia.

2. The shares of BioQuest to be offered pursuant to the prospectus forming a part of the Registration Statement are validly authorized and, when sold upon successful conclusion of the associated Dutch Auction, will be validly issued, fully paid and non-assessable under the law of Virginia.


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

        We hereby consent to the reference to our firm in the "Legal Matters" section of the prospectus and to the inclusion of this opinion as an Exhibit to the Registration Statement.


                                   DUNCAN, BLUM & ASSOCIATES



                                   By: /s/ Carl N. Duncan
                                      -------------------
                                      Carl N. Duncan, Managing Partner



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